UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2015

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

February 4, 2015

Item 3.03.  Material Modification to Rights of Security Holders

On February 4, 2015, India Globalization Capital, Inc. (the “Company”) issued a press release announcing that it has extended the expiration date of the outstanding 11,652,648 warrants to purchase common stock of the Company issued in the Company’s initial public offering of securities and listed on the NYSE MKT under the ticker symbol IGC.WT (“IPO Warrants”) with CUSIP number (45408X118) from 5:00 p.m. New York time on March 6, 2015 until 5:00 p.m. New York time on Friday, March 6, 2017.  The IPO warrants have an exercise price of $5.00 for 1/10 of a share.  As was the case prior to the extension, the IPO Warrants are subject to earlier expiration if the Company exercises its right to call the IPO Warrants for redemption.  The remainder of the terms of the IPO Warrants remain unchanged.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 3.03 in its entirety.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number                                           Exhibit Description

99.1           Press release issued by India Globalization Capital, Inc. on February 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: February 4, 2015	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer